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[First Golden American Life Insurance Company of New York Letterhead]


                              POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and officers of First Golden American Life Insurance Company of New York ("First Golden"), constitute and appoint Myles R. Tashman, and Marilyn Talman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign First Golden's registration statements and applications for exemptive relief, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as s/he might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


Signature                  Title                       Date

/s/Frederick S. Hubbell    Director and Chairman         April 28, 1998
-----------------------
Frederick S. Hubbell


/s/Barnett Chernow         Director and President        April 27, 1998
-----------------------
Barnett Chernow



/s/Myles R. Tashman        Director, Executive Vice      April 27, 1998
-----------------------     President, Gneral Counsel,
Myles R. Tashman            and Secretary




/s/Carol V. Coleman        Director                      April 28, 1998
-----------------------
Carol V. Coleman



/s/Stephen J. Friedman     Director                      April 24, 1998
-----------------------
Stephen J. Friedman



                           Director                      April   , 1998
-----------------------
Andrew Kalinowski


/s/ Bernard Levitt         Director                      April 24, 1998
-----------------------
Bernard Levitt


/s/Roger A. Martin         Director                      April 24, 1998
-----------------------
Roger A. Martin


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